AMENDMENT NO. 1 TO FUND AGREEMENT

Amendment dated as of January 1, 2002 to the Fund Agreement dated as of September 10, 2001 (the "Agreement"), between NATIONWIDE FINANCIAL SERVICES, INC., a Delaware Corporation, for itself and on behalf of its subsidiaries and affiliates listed on Exhibit A (individually or collectively, "NFS"), RYDEX VARIABLE TRUST, a Delaware business trust (the "Trust"), and RYDEX DISTRIBUTORS, INC., a Maryland corporation (the "Distributor").

WITNESSETH:

WHEREAS, under the terms of the Agreement, the Distributor makes available shares of portfolios of the Trust and other investment companies to NFS as investment options under variable annuity contracts and variable life insurance policies ("Contracts") and retirement plans; and

WHEREAS, NFS desires the Distributor to perform administrative services in making available model portfolios of shares of portfolios of the Trust to owners of Contracts, and the Distributor desires to perform such administrative services; and

WHEREAS, terms of the Agreement contemplate that Exhibits A, B, C, D and E may be amended from time to time by mutual consent of the parties; and

WHEREAS, the parties wish to amend Exhibits A, B, C, D and E; and

WHEREAS, terms of the Agreement contemplate that terms of the Agreement may be amended from time to time by mutual consent of the parties; and

       WHEREAS, the parties wish to amend the lst paragraph of the "Trading" provision; and

NOW THEREFORE, NFS, the Trust and the Distributor hereby amend the Agreement by adding thereto the following section that will immediately follow the section titled "SERVICE FEES" in the Agreement.

ASSET ALLOCATION SERVICE

The Distributor and/or its affiliate (collectively, the "Distributor") has contracted with one or more investment advisers ("Providers") to construct and maintain various Model Portfolios comprised exclusively of Variable Funds, and NFS intends to make such Model Portfolios available for use in connection with the Asset Allocation Service (the "Service") that is offered in one or more of the variable insurance products issued by NFS or any of its affiliates/subsidiaries.

Responsibilities of Distributor and NFS

The Distributor will transmit the initial Model Portfolios to NFS via the NFS website (or via any other form of communication agreed upon by the Distributor and NFS) and will set up the Model Portfolios on the NFS website. The Distributor will be liable for any loss resulting from errors in setting up the initial Model Portfolios; provided, however, that the Distributor will have no liability for losses resulting from inaccurate information received from NFS. NFS will assist Distributor in any reasonable manner in setting up the initial Model Portfolios.

The Distributor will set up initial Contract owner group information on the NFS website (or via any other form of communication agreed upon by the Distributor and NFS). The Distributor will be liable for any loss resulting from errors in setting up the initial Contract owner group information. NFS will assist the Distributor in any reasonable manner in setting up the initial Contract owner group information.

NFS will provide a daily report (the "Report") to the Distributor containing Contract owner group information pertaining to
(a)             new Model Portfolio elections;
(b)             changes to existing Model Portfolio elections; and
(c)             deletions to Model Portfolio elections.
The Distributor will be responsible for updating Contract owner group information on the NFS website (or via any other form of communication agreed upon by the Distributor and NFS). The Distributor will be liable for any loss resulting from failure of the Distributor to maintain accurate Contract owner group information on the NFS website. NFS will be liable for any loss resulting from failing to provide accurate information in the Report.

The Distributor will transmit revisions to the Model Portfolios to NFS upon receipt of revisions to the Model Portfolios from the Providers. The Distributor will transmit such revised Model Portfolios to NFS via the NFS website (or via any other form of communication agreed upon by the Distributor and NF'S) and will revise the Model Portfolios on the NFS website. The Distributor will be liable for any loss resulting from not maintaining accurate and current Model Portfolios on the NFS website; provided, however, that the Distributor will have no liability for losses resulting from inaccurate information received from NFS.

NFS will direct the Distributor to:

(a)             implement exchanges among Variable Funds; and
(b)           allocate future deposits to the Variable Funds

in accordance with the Model Portfolios and Contract owner group information. The Distributor will be liable for any loss resulting from failure of the Distributor to direct exchanges and future allocations in accordance with the Model Portfolio and/or Contract owner group information. NFS will be liable for any loss resulting from the failure of NFS to implement exchanges or future allocations in accordance with the Distributor's directions.

Other Provisions RelatinQ to the Service

NFS will not use the trademarks, service marks, logos, names, or any other proprietary designations of the Distributor, the Trust or the Providers ("Marks"), without the Distributor's prior written approval. NFS will submit for prior written approval any advertising or promotional material prepared by NFS that uses the Marks; provided, however, that \TFS can, without obtaining prior written approval, use: (a) advertising or promotional materials that were previously approved in substantially the same form; and (b) any promotional materials developed from templates provided by the Distributor so long as such promotional materials do not vary from the templates provided by the Distributor except for private labeling by NFS.

To the extent that NFS distributes the Model Portfolios or any advertising or promotional material that uses the Marks (collectively, the "Materials") to any financial advisor or other party (a "Financial Advisor"), NITS agrees that it will (i) inform such Financial Advisor that the Materials may not be altered in any way prior to use, and (ii) notify the Distributor if it becomes aware that the Financial Advisor subsequently alters the Materials.

NFS authorizes the Distributor to use its name in connection with making the Model Portfolios available to other persons.

NFS agrees that the Distributor and the Trust will have no responsibility for, and makes no representation or warranty with regard to, whether NFS or any Financial Advisor is authorized and properly licensed, registered or qualified under applicable federal and state securities laws to make available or otherwise provide the Service.

NFS agrees that the obligations of the Distributor are limited to those expressly set forth in the Agreement and any subsequent amendments thereto.

Representations

NFS represents to the Distributor and Trust as follows:

It will be the responsibility of NFS to: (i) execute and perform agreements with Contract owners, and (ii) prepare and deliver to Contract owners and their representatives all reports and communications required by applicable law.

Notwithstanding any arrangement made by Contract owners with their investment professional to utilize the Service, such Contract owners retain full rights of ownership in their variable contract, including the right to make exchanges, discontinue utilizing the Service, or modify in any way allocations made pursuant to exchange or allocation directives related to the Service.

NFS understands that all investments involve risk (the amount of which may vary significantly), that performance of any kind can never be predicted or guaranteed and that investment recommendations will not always be profitable.

The Distributor and the Trust represent to NFS as follows:

Neither the Distributor, the Trust nor the Providers have or expect to receive information regarding the identity, financial circumstances or investment objectives of any Contract owners.

(b)
Neither the Distributor, the Trust nor the Providers, have any obligation or responsibility with respect to any advice to any specific Contract owner, or for determining the appropriateness or suitability of the Model Portfolios, the securities included from time to time in the Model Portfolios, or the particular share class used, for any specific Contract owner or Contract. The Model Portfolios and the recommendations implicit therein are not personalized or in any way tailored to reflect the financial circumstances or investment objectives of any particular Contract owner or Contract.

(c)	Neither the Distributor, the Trust nor the Providers, will be deemed to have a fiduciary relationship with any Contract owner by virtue of the Agreement or the services provided hereunder.

(d)	Neither the Distributor nor the Trust will have any obligation to supervise or monitor any services provided by NFS or any Financial Advisor to Contract owners.

The Distributor, the Trust, and the Providers do not guarantee any minimum level of investment performance, the success of any security, Model Portfolio or investment strategy, or that any particular investment performance targets or goals will be achieved.

Disclaimer of Warranties; Limitation of Liability

The Distributor, the Trust and the Providers make no warranties, express or implied, as to results that may be obtained from use of the Model Portfolios, and such persons hereby expressly disclaim the implied warranties of merchantability or fitness for a particular purpose or use.

Except as otherwise provided by law, the Distributor, the Trust and the Providers will not be liable for any: (a) losses or damages, including investment losses, resulting from the acts or omissions of NFS, any Financial Advisor or any Contract owners; or (b) indirect, incidental, special, punitive, consequential or exemplary damages, such as, but not limited to, loss of anticipated profits or benefits, resulting from the use of the Model Portfolios.

NOW, THEREFORE, the parties agree to delete the original lst paragraph of the "Trading" provision and replace it with the following paragraph:

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of the Distributor for the sole purpose of receiving orders from authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate net asset value as set forth in the Fund's most recent prospectus(es) and statement(s) of additional information. NFS shall provide the Distributor with good faith estimates of all purchase and redemption orders for the Variable Funds not later than the applicable Fund closing time on the same Business Day that such order is received by NTS. NFS shall notify the Distributor if the estimates provided are known to be incomplete or inaccurate. The

Distributor is responsible for reviewing all file feeds provided by NFS. Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of the Funds or the Distributor or to incur any cost or liability on their behalf.

NOW, THEREFORE, the parties agree to amend the original Exhibit A to the Agreement and replace it with the revised Exhibit A attached hereto.

NOW, THEREFORE, the parties agree to amend the original Exhibit B to the Agreement and replace it with the revised Exhibit B attached hereto.

NOW, THEREFORE, the parties agree to delete the original Exhibit C to the Agreement and replace it with the revised Exhibit C attached hereto; and

NOW, THEREFORE, the parties agree to amend the original Exhibit D to the Agreement and replace it with the revised Exhibit D attached hereto; and

NOW, THEREFORE, the parties agree to amend the original Exhibit E to the Agreement and replace it with the revised Exhibit E attached hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their officers designated below as of the day and year first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

Name: William G. Goslee
Title:  Vice President, Investment Management Relations
Date: 12/05/03
RYDEX VARIABLE TRUST

By:/s/ Carl G. Verboncoeur

Name: Carl G. Verboncoeur

Title: CEO
Date: 12/01/03

RYDEX DISTRIBUTORS, INC.
By: /s/ Carl G. Verboncoeur
Name: Carl G. Verboncoeur

Title: CEO

Date:12/01/03

EXHIBIT A

This Exhibit corresponds to Amendment No. 1 to the Agreement and is effective as of January 1, 2002.

Affiliates and Subsidiaries:

All affiliates, subsidiaries and registered broker dealers of NFS

Variable Accounts:

All registered and unregistered separate accounts of NFS, its affiliates and subsidiaries

EXHIBIT B

This Exhibit corresponds to Amendment No. 1 to the Agreement and is effective as of January 1, 2002.

All Series of the Rydex Variable Trust (the "Variable Funds"):

All Advisor and H Class shares of the Funds of the Rydex Series Funds (the "Series Funds," together with the Dynamic Funds, the "Other Rydex Funds"):

All H Class shares of the Funds of the Rydex Dynamic Funds (the "Dynamic Funds," together with the Series Funds, the "Other Rydex Funds"):

EXHIBIT C

This Exhibit corresponds to Amendment No. 1 to the Agreement and is effective as of January 1, 2002.

Services Provided by NFS with Respect to Contracts Issued Through the Variable Accounts Listed in Exhibit A:
Pursuant to the Agreement, NFS agrees to perform administrative and shareholder services with respect to the Variable Funds, including but not limited to the following:

1.
Mailing or delivering prospectuses and statements of additional information to Contract owners and/or financial advisors who allocate Contract funds for shares of Variable Funds ("Financial Advisors");

2.	Forwarding communications from the Variable Funds to Contract owners and/or Financial Advisors, including proxy solicitation material and annual and semi-annual reports;

3.	Assisting in facilitating and processing transactions in shares of the Variable Funds in connection with strategic or tactical asset allocation investing;

4.	Assisting in providing the Distributor with advance information on strategic and tactical asset allocation trends and anticipated investment activity in and among the Variable Funds;

5.       Assisting Contract owners who wish or need to change Financial Advisors; and

6.
Providing support services to Contract owners and Financial Advisors, including, but not limited to: (a) providing Contract owners and Financial Advisors with updates on policies and procedures; (b) answering questions of Contract owners and Financial Advisors regarding Variable Fund investments; (c) providing performance information regarding the Variable Funds; (d) providing information to Financial Advisers regarding the Variable Funds' investment objectives; (e) providing investor account information to Contract owners and/or Financial Advisors; and (f) redeeming Variable Fund shares, if necessary, for the payment of Financial Advisor fees.

7.	Reasonably assisting in the identification and prohibition of market timing activities that negatively impact Rydex funds.

The fee for the above services shall be (redacted) basis points (xx Bps) per annum. This fee is not applicable to assets invested in the Rydex Variable Trust U.S. Government Money Market Fund.

Services Provided bv NFS to Plans:

Pursuant to the Agreement, NFS agrees to perform distribution, administrative and/or shareholder services, as applicable with respect to the Other Rydex Funds, including but not limited to the following:

l. Maintaining separate records for each Plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Plans. Nationwide will maintain accounts with each Fund on behalf of Plans, and such account shall be in the name of Nationwide (or its nominee) as the record owner of shares owned by such Plans.

2.	Disbursing or crediting to Plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.
Preparing and transmitting to Plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Plans.

4.       Supporting and responding to service inquires from Plans.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Plans.

6.       Generating written confirmations and quarterly statements to Plan participants.

7.
Distributing to Plans, to the extent required by applicable law, Fund prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Plans. There will be no estimate of any order for Other Rydex Funds provided by NTS prior to the close of the Fund.

9.	Reasonably assisting in the identification and prohibition of market timing activities that negatively impact Rydex funds.

The fee for the above services shall be based on the aggregate Plan assets invested in the Other Rydex Funds as follows:
Collective Asset Level ......................................................................... Basis Points

$0 - $250,000,000...................................................................... (redacted) Bps per annum

$250,000,000 - $500,000,000.................................................... (redacted) Bps per annum

$500,000,000 +.......................................................................... (redacted)  Bps per annum

These fees are not applicable to assets invested in the Rydex Series Funds U.S. Government Money Market Fund.

For Other Funds that were contained in Exhibit B prior to January 1, 2003, an annual maintenance fee applies. Specifically, to offset additional expenses, the Distributor shall pay to NFS, or shall caused to be paid to NFS, an annual maintenance fee of $(redacted) for each of the Other Rydex Funds that were included in Nationwide's Trust Company platform before January 1, 2003. Effective January 1, 2003, the maintenance fee will no longer be assessed.

For Other Rydex Funds that were listed in Exhibit B on or after January 1, 2003, a one-time set-up fee applies. Specifically, to offset additional expenses, the Distributor shall pay to NFS, or shall cause to be paid to NFS, a one-time set-up fee of $1,500 for each of the Other Rydex Funds that were added to Nationwide's Trust Company platform on or after January 1, 2003.

EXHIBIT D

This Exhibit corresponds to Amendment No. 1 to the Agreement and is effective as of January 1, 2002.

INVESTOR SERVICES PLAN RYDEX VARIABLE TRUST

WHEREAS, Rydex Variable Trust (the "Trust") is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and the Trust desires to compensate service providers (the "Service Providers") who provide the services described herein to investors who engage indirectly in strategic or tactical asset allocation investing in shares of funds of the Trust ("Investors") listed in Exhibit B of the fund Agreement; and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the Investor Services Plan (the "Plan") will benefit the funds of the Trust (the "Funds") and Investors in shares of such Funds (the "Shares").

NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan.

Section 1. The Trust has adopted this Plan to enable the Trust to provide investor services.

Section 2. The Trust will pay Service Providers a fee up to the amount set forth on Exhibit A for providing investor services. Investor services include some or all of the following:

printing Fund prospectuses and statements of additional information and mailing them to Investors or to financial advisors who allocate funds for investments in Shares of the Funds on behalf of Investors ("Financial Advisors");

(ii) forwarding communications from the Funds to Investors or Financial Advisors, including proxy solicitation material and annual and semiannual reports;

(iii) assistance in facilitating and processing increased transactions in Shares of the Funds in connection with strategic or tactical asset allocation investing;

(iv) assistance in providing the Fund with advance information on strategic and tactical asset allocation trends and anticipated investment activity in and among the Funds;

(v)       assisting Investors who wish or need to change Financial Advisers; and

(vi) providing support services to Financial Advisers, including, but not limited to: (a) providing Financial Advisers with updates on policies and procedures; (b) answering questions of Financial Advisers regarding the Funds' portfolio investments; (c) providing performance information regarding the Funds; (d) providing information to Financial Advisers regarding the Funds' investment objectives; (e) providing Investor account information to Financial Advisers; and (f) redeeming Fund Shares, if necessary, for the payment of Financial Adviser fees.

Service Providers may also use this fee for payments to insurance companies, and to affiliates and subsidiaries of such Service Providers, as compensation for providing the services described herein.

Section 3. This Plan shall not take effect with respect to any Fund until it has been approved by a vote of the majority of both the Trustees of the Trust and the Qualified Trustees (as defined in Section 8 herein), cast either in person, telephonically or by written consent.

Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 5. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees of the Trust.

Section 6.                      All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees, on not more than 60 days written notice to any other party to the agreement; and (ii) that such agreement shall terminate automatically in the event of its assignment.

Section 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 2 hereof without the approval of a majority of the Qualified Trustees of the Trust.

Section 8. As used in this Plan: (i) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it; and (ii) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

Section 10. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Dated as of December 31, 1998.

EXHIBIT E1

This Exhibit corresponds to Amendment No. 1 to the Agreement and is effective as January 1, 2002.

DISTRIBUTION AND SHAREHOLDER SERVICES PLAN RYDEX SERIES FUNDS (Advisor Class Shares)

WHEREAS, Rydex Series Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act") and the Trust desires to compensate Service Providers who provide, the services described herein to clients (the "Clients") who from time to time beneficially own Advisor Class Shares (the "Shares") of any of the Trust's Funds (the "Funds") listed in Exhibit B of the Fund Agreement; and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Plan will benefit the Funds of the Trust and the Clients of the Shares of such Funds; and

WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Trustees of the Trust adopt the Plan under which Service Providers will provide, pursuant to a Distribution Agreement, the distribution services stated in Section 2 herein; and

WHEREAS, the Trustees of the Trust adopt the Plan under which Service Providers will provide to Clients some or all of the shareholder services stated in Section 3 herein;

NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan.

Section 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to the distribution of the Shares of the Trust and for providing shareholder services.

Section 2. The Trust will pay Service Providers a fee up to the amount set forth on Exhibit A and Exhibit B for distribution services. Service Providers may use this fee for (i) compensation for its services in connection with distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Providers' affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.

Section 3. The Trust will pay Service Providers a fee up to the amount set forth in Exhibit A and Exhibit B for shareholder services. Service Providers may use this fee for (i) maintaining accounts relating to Clients that invest in Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by Service Providers; (iv) responding to inquiries from Clients concerning their investment in Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase, exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Service Providers may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the

Service Providers' affiliates and subsidiaries as compensation for such services as are described herein.

Section 4. This Plan shall not take effect with respect to any Fund until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Fund; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 10 herein), cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

Section 5. This Plan shall continue in effect for a period of more than one year after it takes effect, only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

Section 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a witten report of the amounts so expended and the purposes for which such expenditures were made.

Section 7. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Funds.

Section 8.                      All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding voting securities of the Shares of the Funds, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

Section 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Shares of the Funds, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

Section 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

Section 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

EXHIBIT E2 TO DISTRIBUTION PLAN

RYDEX SERIES FUNDS

DISTRIBUTION PLAN RYDEX SERIES FUNDS (H Class Shares)

WHEREAS, Rydex Series Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act") and the Trust desires to compensate Service Providers who provide, the services described herein to shareholders ("Shareholders") who from time to time beneficially own the shares (the "Shares") of any of the Trust's Funds (the "Funds") listed on Exhibit B of the Fund Agreement; and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Plan will benefit the Funds of the Trust and Shareholders of the Shares of such Funds; and

WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Trustees of the Trust adopt the Plan under which Service Providers will provide, pursuant to a Distribution Agreement, the distribution services stated in Section 2 herein;

NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan.

Section 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to the distribution of the Shares of the Trust.

Section 2. The Trust will pay Service Providers a fee up to the amount set forth on Exhibit A for distribution services. Service Providers may use this fee for (i) compensation for its services in connection with distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Provider's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.

Section 3. This Plan shall not take effect with respect to any Fund until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Fund; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 9 herein), cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

Section 4.                      This Plan shall continue in effect for a period of more than one year after it takes effect, only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of Section 3 herein for the approval of this Plan.

Section 5. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 6. This Plan may be terminated at any time by the vote of a majority of the Qualified

Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Funds.

Section 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding voting securities of the Shares of the Funds, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

Section 8. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Shares of the Funds, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 3 herein for the approval of this Plan.

Section 9. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 10. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

Section 11. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Dated as of February 25, 2000.

EXHIBIT E3 TO DISTRIBUTION PLAN

RYDEX SERIES FUNDS

DISTRIBUTION PLAN RYDEX DYNAMIC FUNDS (H Class Shares)

WHEREAS, Rydex Dynamic Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act") and the Trust desires to compensate Service Providers who provide, the services described herein to shareholders ("Shareholders") who from time to time beneficially own the shares(the "Shares") of any of the Trust's Funds (the "Funds") listed on Exhibit B of the Fund Agreement; and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Plan will benefit the Funds of the Trust and Shareholders of the Shares of such Funds; and

WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Trustees of the Trust adopt the Plan under which Service Providers will provide, pursuant to a Distribution Agreement, the distribution services stated in Section 2 herein;

NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan.

Section 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to the distribution of the Shares of the Trust.

Section 2. The Trust will pay Service Providers a fee up to the amount set forth on Exhibit A for distribution services. Service Providers may use this fee for (i) compensation for its services in connection with distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Provider's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.

Section 3. This Plan shall not take effect with respect to any Fund until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Fund; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 9 herein), cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

Section 4. This Plan shall continue in effect for a period of more than one year after it takes effect, only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of Section 3 herein for the approval of this Plan.

Section 5. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 6. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Funds.

Section 7.  All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding voting securities of the Shares of the Funds, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

Section 8. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Shares of the Funds, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 3 herein for the approval of this Plan.

Section 9. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 10. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

Section 11. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Dated as of August 10, 1999